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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement File No. 33-62173 of our report dated December 4, 1998 included in Xeta Corporation's Form 10-KSB for the year ended October 31, 1998 and to all references to our Firm included in this Post-Effective Amendment No. 1 to Registration Statement File No. 33-62173.


                                                       /s/ ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
July 22, 1999